Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester

Executive Vice President, Chief Financial Officer

CombinatoRx, Incorporated

Phone: 617-425-7100

rforrester@combinatorx.com

COMBINATORX REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER

AND YEAR END 2005

Boston, MA, March 20, 2006 - CombinatoRx, Incorporated (NASDAQ: CRXX), today reported financial results for the quarter and year ended December 31, 2005.

CombinatoRx reported a net loss of $29.5 million for the full year ended 2005, compared to a net loss of $22.3 million for the full year ended 2004. For the fourth quarter of 2005, CombinatoRx reported a net loss of $7.0 million, compared to a net loss of $7.6 million for the same period in 2004. At December 31, 2005, cash and cash equivalents and short-term investment balances were $99.7 million and restricted cash was $2.6 million.

“CombinatoRx is developing a pipeline of synergistic combination drug candidates derived from our proprietary combination high throughput screening technology,” commented Alexis Borisy, President and CEO of CombinatoRx. “In 2005 we made important progress in all areas that contribute to the success of this business strategy; from scientific to clinical to operational. We expect to continue this progress in 2006.”

Accomplishments include:

•                  Validated the CombinatoRx combination high throughput screening (cHTSTM) technology and drug discovery approach with recently announced positive results from the Company’s Phase 2 CRx-102 trial in osteoarthritis of the hand; translating preclinical data derived from our discovery engine into encouraging human clinical data

•                  Advanced seven product candidates in Phase 2 clinical trials

•                  Gained rights to potential new product candidates while retaining rights to our existing clinical programs by leveraging our cHTS drug discovery technology into new collaborations with:

•                  Angiotech Pharmaceuticals, in the field of medical devices and interventional medicines

•                  Bio*One, to establish CombinatoRx Singapore for the potential development of novel therapeutics for infectious diseases

•                  CHDI, the Spinal Muscular Atrophy Foundation and the NIH, to conduct research and product development for the neurodegenerative diseases Huntington’s Disease and Spinal Muscular Atrophy

•                  Fovea, to develop product candidates for ophthalmic diseases

•                  HenKan Pharmaceutical, for the development and commercialization of our cancer compound, CRx-026, in Taiwan, China and South Korea

•                  NIAID, for the research and development of potential therapies for anthrax toxin

•                  Completed the Company’s initial public offering in November, 2005 with net proceeds of $44.3 million

2005 Full Year Financial Results

CombinatoRx reported a net loss of $29.5 million for the full year ended 2005, compared to a net loss of $22.3 million for the full year ended 2004. Total revenues were $4.7 million for 2005 compared to $178,000 in 2004. The increase in 2005 revenue is primarily attributable to research and development agreements, including our collaboration with Angiotech Pharmaceuticals.

Research and development expenses totaled $24.1 million for 2005 compared with $15.9 million in 2004. This increase was primarily attributable to increased clinical development costs as CombinatoRx has advanced its pipeline of product candidates.

General and administrative expenses were $10.6 million for 2005 compared to $6.8 million in 2004. This increase was primarily attributable to the expensing of deferred IPO offering costs, an increase in general and administrative headcount and increased legal, accounting and consulting expenses.

Fourth Quarter of 2005 Financial Results (Unaudited)

For the fourth quarter of 2005, CombinatoRx reported a net loss of $7.0 million compared to a net loss of $7.6 million in the fourth quarter of 2004. Total revenues were $3.0 million in the fourth quarter of 2005 compared to $178,000 in the fourth quarter of 2004.

Research and development expenses totaled $7.2 million in the fourth quarter of 2005 compared to $4.8 million in the fourth quarter of 2004.

General and administrative expenses were $3.0 million in the fourth quarter of 2005 compared to $3.0 million in the fourth quarter of 2004.

2006 Financial Guidance

Based on current operating plans, expected timing and cost of clinical trials and other product development programs, CombinatoRx expects its net use of cash in operating activities to be between $32 million and $37 million in 2006 and to end the year with a net loss in the range of $31 million and $36 million, consistent with the guidance provided at our January 31, 2006 Analyst Briefing.

About CombinatoRx

CombinatoRx, Incorporated is a biopharmaceutical company focused on developing new medicines built from synergistic combinations of approved drugs, designed to attack disease on multiple fronts. CombinatoRx applies its proprietary combination drug discovery technology to identify new combination product candidates in a number of disease areas, including immuno-inflammatory disease, oncology, metabolic disease, neurodegenerative disease, and infectious disease. By applying our proprietary screening technology, we have discovered and advanced into clinical trials a portfolio of six product candidates targeting multiple diseases. For further information, please visit the CombinatoRx website at www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its financial condition and results of operations, its plans for its product candidates, its drug discovery technology and corporate development. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the Company’s drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of CombinatoRx’s Annual Report on Form 10-K on file with the Securities and Exchange Commission. No forward-looking statement can be guaranteed and actual results may differ materially from those CombinatoRx projects.

In addition, the forward-looking statements included in this press release represent CombinatoRx’s views as of the date of this release. CombinatoRx anticipates that subsequent events and developments will cause its views to change. However, while CombinatoRx may elect to update these forward-looking statements at some point in the future, CombinatoRx specifically disclaims any obligation to do so, other than as required by applicable law. These forward-looking statements should not be relied upon as representing CombinatoRx’s views as of any date subsequent to the date of this release.

CombinatoRx, Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	As of December 31,
	2005	2004

Cash, cash equivalents and short term investments	$99,747	$35,115
Restricted cash	148	53
Prepaid expenses and other current assets	3,204	598
Property and equipment, net	2,702	2,294
Restricted cash and other assets	2,500	1,335

Total assets	$108,301	$39,395

Current liabilities	$14,120	$4,091
Other long-term liabilities	1,677	1,729
Convertible notes payable of subsidiary	5,362	—
Deferred revenue, net of current portion	16,250	—
Minority interest in subsidiary	2,542	—
Convertible preferred stock and redeemable convertible preferred stock	—	103,843
Stockholders’ equity (deficit)	68,350	(70,268)

Total liabilities and stockholders’ equity (deficit)	$108,301	$39,395

CombinatoRx, Incorporated

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(unaudited)
Revenue:
Collaborations	$3,011	$178	$4,658	$178

Operating expenses:
Research and development	7,169	4,800	24,059	15,896
General and administrative	3,060	3,014	10,576	6,757

Total operating expenses	10,229	7,814	34,635	22,653

Loss from operations	(7,218)	(7,636)	(29,977)	(22,475)

Interest income	775	261	1,296	620
Interest expense	(553)	(197)	(834)	(403)

Net loss	$(6,996)	$(7,572)	$(29,515)	$(22,258)

Accretion of preferred stock dividends	(5,244)	1,819	—	6,638

Net loss applicable to common stockholders	$(1,752)	$(9,391)	$(29,515)	$(28,896)

Net loss per share applicable to common stockholders, basic and diluted	$(0.13)	$(10.60)	$(7.08)	$(33.23)

Weighted average common shares outstanding, basic and diluted	13,736,636	886,043	4,169,355	869,581

(c) 2006 CombinatoRx, Incorporated. All rights reserved.

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